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                EXHIBIT 16.1 - LETTER FROM Arthur Andersen & Co.



September 21, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.



Dear Sir/Madam,

We have read paragraph (a) of Item 4 included in the Form 8-K dated August 28, 2000 of Supply Chain Services Inc. (formerly known as Paddington Inc.) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,


/s/ Arthur Anderson & Co